NEWS RELEASE

CONTACT:
CONMED Corporation
Luke A. Pomilio
Chief Financial Officer
315-624-3202
LukePomilio@conmed.com

CONMED Corporation Announces Second Quarter 2017 Financial Results

Utica, New York, July 26, 2017 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Highlights

•	Sales of $197.2 million increased 1.9% as reported compared to the second quarter of 2016. On a constant currency basis, sales increased 3.0%.
•	International revenue grew 2.5% as reported and 4.7% in constant currency, driven by continued growth in General Surgery and Orthopedics.
•	Domestic General Surgery sales grew 3.3%, contributing to 1.3% overall domestic revenue growth.
•	Diluted net earnings per share (GAAP) were $0.22, compared to diluted net earnings per share (GAAP) of $0.10 in the second quarter of 2016.
•	Adjusted diluted net earnings per share(1) were $0.41 versus $0.47 in the prior-year period.
•	The Company increases its constant currency sales growth guidance and maintains its adjusted diluted net earnings per share guidance.

“Our continued top-line growth during the quarter was driven by a sixth straight quarter of growth from the General Surgery business and further strength in our international markets. Additionally, we remain encouraged by our domestic Orthopedics business, which posted a second consecutive quarter of sequential improvement, while worldwide Orthopedics sales returned to positive constant currency growth,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “We are pleased with the progress we have made to date and expect to build on this momentum in the second half of the year.”

Sales Analysis

For the quarter ended June 30, 2017, domestic sales, which represented 50.7% of total revenue, increased 1.3%, as year-over-year growth of 3.3% in General Surgery was partially offset by a decline of 1.4% in Orthopedics. International sales, which represented 49.3% of total revenue, increased 2.5% compared to the second quarter of 2016 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $2.1 million on second quarter sales. In constant currency, international sales increased 4.7% versus the prior-year period.

Earnings Analysis

For the quarter ended June 30, 2017, reported net income totaled $6.1 million, compared to reported net income of $2.9 million a year ago. Reported diluted net earnings per share were $0.22 in the quarter, compared to reported diluted net earnings per share of $0.10 in the prior-year period. Reported net income for 2017 and 2016 includes business acquisition costs, restructuring costs, and legal costs. The increase in reported net income resulted primarily from $2.2 million of additional business acquisition costs and $3.5 million of additional restructuring costs in the prior-year period. The effect of each of these items on reported net income and reported diluted net earnings per share appears in the reconciliation of GAAP to non-GAAP measures below.

The Company excludes the after-tax costs of special items including acquisitions, restructurings, legal matters, gains on the sale of assets, debt refinancings, as well as amortization of intangible assets, net of tax, from its adjusted diluted net earnings per share. Excluding the impact of these items, adjusted net earnings(2) of $11.4 million decreased 13.2% year over year, and adjusted diluted net earnings per share(1) of $0.41 decreased 12.8% year over year. The decrease in adjusted net earnings resulted primarily from the unfavorable impact of foreign exchange rates, partially offset by higher sales.

2017 Outlook

Based upon year-to-date sales performance, the Company now expects 2017 constant currency sales growth in the range of 2% to 3%, an increase from the prior guidance of 1% to 3%. Based on exchange rates as of July 21, 2017, the negative impact to 2017 sales from foreign exchange is now anticipated to be approximately 0.25%, as compared to the prior estimate of 0.50%.

In addition, the Company continues to expect adjusted diluted net earnings per share in the range of $1.85 to $1.95, which include a negative impact from foreign exchange based on exchange rates as of July 21, 2017. The adjusted diluted net earnings per share estimates for 2017 exclude the cost of special items including acquisition costs, restructuring costs, and legal matters, which are still estimated in the range of $16.5 million to $18.5 million, net of tax, and amortization of intangible assets, which are still estimated in the range of $12 million to $14 million, net of tax.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(2) A reconciliation of reported net income to adjusted net earnings, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its second quarter 2017 results.

To participate in the conference call, dial 844-889-7792 (domestic) or 661-378-9936 (international) and enter the passcode 51174908.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's web site at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, July 26, 2017, until 7:30 p.m. ET on Wednesday, August 9, 2017. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 51174908.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. CONMED has a direct selling presence in 17 countries, and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,300 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted income tax expense; adjusted effective income tax rate; adjusted net earnings and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings.  These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, income tax expense, effective income tax rate, net income and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net sales	$197,154	$193,433	$383,720	$374,634
Cost of sales	92,502	91,011	179,183	174,472
Gross profit	104,652	102,422	204,537	200,162
% of sales	53.1%	52.9%	53.3%	53.4%
Selling and administrative expense	83,828	86,729	178,589	172,672
Research & development expense	8,041	8,009	15,659	16,267
Income from operations	12,783	7,684	10,289	11,223
% of sales	6.5%	4.0%	2.7%	3.0%
Other expense	—	—	—	2,942
Interest expense	4,398	3,757	8,518	7,587
Income before income taxes	8,385	3,927	1,771	694
Provision for income taxes	2,246	1,043	177	75
Net income	$6,139	$2,884	$1,594	$619

Basic EPS	$0.22	$0.10	$0.06	$0.02
Diluted EPS	0.22	0.10	0.06	0.02

Basic shares	27,891	27,776	27,894	27,753
Diluted shares	28,139	27,941	28,086	27,926

Consolidated Condensed Balance Sheets
(in thousands, unaudited)

	June 2017	December 2016
Assets:
Cash and cash equivalents	$40,141	$27,428
Accounts receivable, net	145,391	148,244
Inventories	136,474	135,869
Other current assets	18,307	18,971
Total Current Assets	340,313	330,512
Property, plant and equipment, net	118,190	122,029
Goodwill	401,129	397,664
Other intangible assets, net	410,944	419,549
Other assets	64,759	59,229
Total Assets	$1,335,335	$1,328,983

Liabilities and Shareholders' Equity:
Current liabilities	$129,713	$113,952
Long-term debt, excluding current maturities	484,032	488,288
Other liabilities	139,235	146,167
Shareholders' equity	582,355	580,576
Total Liabilities and Shareholders' Equity	$1,335,335	$1,328,983

Consolidated Condensed Statements of Cash Flows

Six Months Ended June 30, 2017 and 2016

(in thousands, unaudited)

	2017	2016
Operating Activities
Net income	$1,594	$619
Depreciation and amortization	28,200	27,291
Stock-based compensation expense	4,221	4,583
Deferred income taxes	(4,275)	(4,342)
Changes in operating assets and liabilities and other, net	1,586	(26,725)
Net cash provided by operating activities	31,326	1,426

Investing Activities
Payments related to business acquisitions and asset acquisitions, net of cash acquired	(1,765)	(256,450)
Purchases of property, plant and equipment	(5,525)	(7,667)
Net cash used in investing activities	(7,290)	(264,117)

Financing Activities
Payments on term loan	(4,375)	(4,376)
Proceeds from term loan	—	175,000
Proceeds from revolving line of credit	71,000	167,000
Payments on revolving line of credit	(68,000)	(88,985)
Payments related to debt issuance costs	—	(5,556)
Payment related to distribution agreement	—	(16,667)
Dividend payments on common stock	(11,138)	(11,088)
Other, net	(1,218)	(1,540)
Net cash provided by (used in) financing activities	(13,731)	213,788
Effect of exchange rate changes on cash and cash equivalents	2,408	(306)
Net increase (decrease) in cash and cash equivalents	12,713	(49,209)
Cash and cash equivalents at beginning of period	27,428	72,504
Cash and cash equivalents at end of period	$40,141	$23,295

Sales Summary

(in millions, unaudited)

	Three Months Ended June 30,
			% Change
					Domestic	International
	2017	2016	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$105.6	$105.8	-0.3%	0.9%	-1.4%	0.4%	2.4%
General Surgery	91.6	87.6	4.6%	5.5%	3.3%	7.0%	9.7%
	$197.2	$193.4	1.9%	3.0%	1.3%	2.5%	4.7%

Single-use Products	$159.5	$154.2	3.4%	4.6%	2.3%	4.7%	7.0%
Capital Products	37.7	39.2	-4.1%	-3.3%	-2.9%	-5.1%	-3.6%
	$197.2	$193.4	1.9%	3.0%	1.3%	2.5%	4.7%

Domestic	$100.0	$98.7	1.3%	1.3%
International	97.2	94.7	2.5%	4.7%
	$197.2	$193.4	1.9%	3.0%

	Six Months Ended June 30,
			% Change
					Domestic	International
	2017	2016	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$209.3	$211.1	-0.9%	0.1%	-2.6%	0.3%	1.9%
General Surgery	174.4	163.5	6.7%	7.5%	6.3%	7.5%	9.9%
	$383.7	$374.6	2.4%	3.3%	2.4%	2.5%	4.3%

Single-use Products	$309.2	$299.1	3.4%	4.3%	2.9%	3.9%	5.8%
Capital Products	74.5	75.5	-1.3%	-0.5%	-0.1%	-2.4%	-0.8%
	$383.7	$374.6	2.4%	3.3%	2.4%	2.5%	4.3%

Domestic	$199.4	$194.8	2.4%	2.4%
International	184.3	179.8	2.5%	4.3%
	$383.7	$374.6	2.4%	3.3%

Reconciliation of Reported Net Income to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30, 2017
	Gross Profit	Selling & Administrative Expense	Operating Income	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$104,652	$83,828	$12,783	$2,246	26.8%	$6,139	$0.22
% of sales	53.1%	42.5%	6.5%
Restructuring costs (1)	303	(26)	329	128		201	0.01
Business acquisition costs (2)	—	(405)	405	158		247	0.01
Legal matters (3)	—	(2,465)	2,465	959		1,506	0.05
	$104,955	$80,932	$15,982	$3,491	30.1%	$8,093	$0.29
% of sales	53.2%	41.1%	8.1%
Amortization of intangible assets	$1,500	$(3,685)	$5,185	$1,840		3,345	0.12
Adjusted net earnings						$11,438	$0.41

	Three Months Ended June 30, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$102,422	$86,729	$7,684	$1,043	26.6%	$2,884	$0.10
% of sales	52.9%	44.8%	4.0%
Restructuring costs (1)	4,673	(953)	5,626	1,888		3,738	0.14
Business acquisition costs (2)	—	(3,624)	3,624	1,216		2,408	0.09
Legal matters (3)	—	(1,372)	1,372	461		911	0.03
	$107,095	$80,780	$18,306	$4,608	31.7%	$9,941	$0.36
% of sales	55.4%	41.8%	9.5%
Amortization of intangible assets	$1,500	$(3,493)	$4,993	$1,764		3,229	0.11
Adjusted net earnings						$13,170	$0.47

Reconciliation of Reported Net Income to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Six Months Ended June 30, 2017
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$204,537	$178,589	$10,289	$—	$177	10.0%	$1,594	$0.06
% of sales	53.3%	46.5%	2.7%
Restructuring costs (1)	1,472	(1,348)	2,820	—	910		1,910	0.06
Business acquisition costs (2)	—	(892)	892	—	322		570	0.02
Legal matters (3)	—	(16,714)	16,714	—	5,423		11,291	0.40
	$206,009	$159,635	$30,715	$—	$6,832	30.8%	$15,365	$0.54
% of sales	53.7%	41.6%	8.0%
Amortization of intangible assets	$3,000	$(7,335)	$10,335	$—	$3,661		6,674	0.24
Adjusted net earnings							$22,039	$0.78

	Six Months Ended June 30, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$200,162	$172,672	$11,223	$2,942	$75	10.8%	$619	$0.02
% of sales	53.4%	46.1%	3.0%
Restructuring costs (1)	5,537	(3,744)	9,281	—	3,044		6,237	0.22
Business acquisition costs (2)	—	(11,852)	11,852	—	3,841		8,011	0.29
Legal matters (3)	—	(2,189)	2,189	—	709		1,480	0.06
Debt refinancing costs (4)	—	—	—	(2,942)	930		2,012	0.07
	$205,699	$154,887	$34,545	$—	$8,599	31.9%	$18,359	$0.66
% of sales	54.9%	41.3%	9.2%
Amortization of intangible assets	$3,000	$(6,991)	$9,991	$—	$3,563		6,428	0.23
Adjusted net earnings							$24,787	$0.89

(1) In 2017 and 2016, the Company restructured certain operating, sales, marketing and administrative functions and incurred severance and other related costs. Additionally, in the second quarter of 2016, the Company terminated a product offering and incurred charges mainly related to inventory and fixed assets.

(2) In 2017 and 2016, the Company incurred investment banking fees, consulting fees, legal fees and integration related costs associated with the acquisition of SurgiQuest, Inc.

(3) In 2017, the Company received an unfavorable $12.2 million verdict related to the Lexion lawsuit. In 2017 and 2016, the Company incurred costs related to this litigation and other legal matters.

(4) In 2016, the Company refinanced its existing credit facility and incurred commitment fees paid to certain of our lenders, which provided a financing commitment for the SurgiQuest acquisition and recorded a loss on the early extinguishment of debt.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net income	$6,139	$2,884	$1,594	$619
Provision for income taxes	2,246	1,043	177	75
Interest expense	4,398	3,757	8,518	7,587
Depreciation	4,892	4,955	9,758	9,941
Amortization	9,124	8,818	17,921	16,830
EBITDA	$26,799	$21,457	$37,968	$35,052

Stock based compensation	2,266	2,094	4,221	3,863
Restructuring costs	329	5,626	2,820	9,281
Business acquisition costs	405	3,624	892	11,852
Legal matters	2,465	1,372	16,714	2,189
Debt refinancing costs	—	—	—	2,942
Adjusted EBITDA	$32,264	$34,173	$62,615	$65,179

EBITDA Margin
EBITDA	13.6%	11.1%	9.9%	9.4%
Adjusted EBITDA	16.4%	17.7%	16.3%	17.4%